Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Announces 3-Month Extension of Review Period for New Drug Application for Vutrisiran

– New PDUFA goal date scheduled for July 14, 2022, due to amendment to address pending inspection classification at third-party secondary packaging and labeling facility –

– New facility has been identified and incorporated into existing regulatory submission which requires additional review time at FDA –

– No inspection observations were directly related to vutrisiran and no additional clinical data have been requested by FDA –

CAMBRIDGE, Mass., – April 4, 2022 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced that the U.S. Food and Drug Administration (FDA) has extended the review timeline of the New Drug Application (NDA) for vutrisiran, an investigational RNAi therapeutic in development for the treatment of transthyretin-mediated (ATTR) amyloidosis, to allow for the review of newly added information related to the new secondary packaging and labeling facility. Alnylam recently learned that the original third-party secondary packaging and labeling facility the Company planned to use for the vutrisiran launch was recently inspected and the inspection requires classification for the FDA to take action on the vutrisiran NDA. The inspection observations were not directly related to vutrisiran. In order to minimize delays to approval, Alnylam has identified a new facility to pack and label vutrisiran and submitted an amendment to the NDA for review by the FDA. The updated Prescription Drug User Fee Act (PDUFA) goal date to allow for this review is July 14, 2022. No additional clinical data have been requested by the FDA.

“We are committed to working with the FDA and the new facility to bring this important treatment option as quickly as possible to patients living with the polyneuropathy of hATTR amyloidosis, an inherited, progressively debilitating, and fatal disease,” said Pushkal Garg, M.D., Chief Medical Officer & EVP, Development and Medical Affairs. “We are confident in our regulatory application and the body of data supporting the efficacy and safety of vutrisiran.”

Vutrisiran is also under review by the European Medicines Agency (EMA), the Brazilian Health Regulatory Agency (ANVISA) and the Japanese Pharmaceuticals and Medical Devices Agency (PMDA). We aim to minimize the impact of this issue on these reviews through timely resolution of the matter or utilization of an alternative facility for one or more of these regions. Vutrisiran has been granted Orphan Drug Designation in the U.S. and the European Union (EU) for the treatment of ATTR amyloidosis, and in Japan for transthyretin type familial amyloidosis with polyneuropathy.

About Vutrisiran

Vutrisiran is an investigational, subcutaneously administered RNAi therapeutic in development for the treatment of ATTR amyloidosis, which encompasses both hATTR and wild-type ATTR (wtATTR) amyloidosis. It is designed to target and silence specific messenger RNA, potentially blocking the production of wild-type and variant transthyretin (TTR) protein before it is made. Quarterly, and potentially biannual, administration of vutrisiran may help to reduce deposition and facilitate the clearance of TTR amyloid deposits in tissues and potentially restore function to these tissues. Vutrisiran utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate delivery platform, designed for increased potency and high metabolic stability that may allow for infrequent subcutaneous injections.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding 20 years ago, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran) and Leqvio® (inclisiran) being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s expectations, plans, aspirations, and goals, including those related to the investigational therapeutic vutrisiran and its potential as a treatment option for patients living with the polyneuropathy of hATTR amyloidosis, the use of a new facility to pack and label vutrisiran, the ongoing regulatory review of vutrisiran around the world, including the 3 month review extension resulting in a new PDUFA date of July 14, 2022 in the U.S., Alnylam’s aspiration to become a leading biotech company and the planned achievement of its “Alnylam P5x25” strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of

1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; the potential impact of the recent leadership transition on Alnylam’s ability to attract and retain talent and to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, including vutrisiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates, including vutrisiran, or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for OXLUMO or ONPATTRO (or vutrisiran, if approved) in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Novartis, Regeneron and Vir; the outcome of litigation; the potential impact of a current government investigation and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release is not intended to convey conclusions about efficacy or safety of vutrisiran. There is no guarantee that vutrisiran will successfully gain health authority approval in any region.

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